UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021 (December 2, 2021)

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
preferred	NA	Chicago Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Enable Merger

On December 2, 2021, Enable Midstream Partners, LP, a Delaware limited partnership (“Enable”), completed its previously announced merger with Elk Merger Sub LLC, a Delaware limited liability company (“Merger Sub”) and a direct wholly owned subsidiary of Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), pursuant to the Agreement and Plan of Merger dated as of February 16, 2021 (the “Merger Agreement”) by and among Enable, Energy Transfer, Merger Sub, Elk GP Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“GP Merger Sub”), Enable GP, LLC, a Delaware limited liability company and the sole general partner of Enable (the “General Partner”), and, solely for the purposes of Section 2.1(a)(i) therein, LE GP, LLC, a Delaware limited liability company and sole general partner of Energy Transfer, and solely for the purposes of Section 1.1(b)(i) therein, CenterPoint Energy, Inc., a Texas corporation (the “Company”).

Pursuant to the terms of the Merger Agreement, (i) Merger Sub merged with and into Enable (the “LP Merger”), with Enable surviving the LP Merger as a wholly owned subsidiary of Energy Transfer, (ii) GP Merger Sub merged with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”), with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Energy Transfer and (iii) the Company contributed, assigned, transferred, conveyed and delivered to Energy Transfer, and Energy Transfer acquired, assumed, accepted and received from the Company, all of the Company’s right, title and interest in each 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interest in Enable (the “Enable Series A Preferred Units”) issued and outstanding at such time in exchange for 0.0265 newly issued 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units of Energy Transfer (the “Energy Transfer Series G Preferred Units”).

At the closing of the Mergers, Energy Transfer acquired 100% of Enable’s outstanding common units, resulting in the exchange of Enable common units owned by the Company at the transaction exchange ratio of 0.8595x Energy Transfer common units for each Enable common unit. The Company also received $5 million in cash in exchange for its interest in the General Partner and approximately $385 million liquidation preference of Energy Transfer Series G Preferred Units in exchange for $363 million of Enable Series A Preferred Units owned by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: December 7, 2021	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer